As filed with the Securities and Exchange Commission on March 28, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOWER GROUP INTERNATIONAL, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Tower Group International, Ltd.

Crown House, 4 Par-La-Ville Road

Hamilton HM 08

Bermuda

(441) 279-6611

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elliot S. Orol

Senior Vice President, General Counsel and Secretary

Tower Group International, Ltd.

120 Broadway, 31st Floor

New York, New York 10271

(212) 655-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John M. Schwolsky

Vladimir Nicenko

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b–2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Offering Price/ Amount of Registration Fee

Debt Securities (4)
Common Shares, par value $0.01 per share (5)
Preferred Shares (6)
Depositary Shares (7)	(1)(2)(3)
Warrants (8)
Purchase Contracts (9)
Units (10)

(1)	An indeterminate number of securities of each class identified above is being registered as may from time to time be offered, reoffered or resold at indeterminate prices. The securities registered also include such indeterminate amounts and numbers of common shares, preferred shares and depositary shares as may be issued upon conversion of, or exchange for, preferred shares that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Securities registered hereunder may be sold either separately or as units comprised of more than one type of security registered hereunder. In reliance on, and in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, Tower Group International, Ltd. (“Tower”) is deferring payment of all registration fees and will pay the registration fees subsequently in advance or on a “pay-as-you-go” basis.
(2)	This registration statement also covers an indeterminate number of debt securities, common shares, preferred shares, depositary shares, warrants, purchase contracts and units of Tower that may be reoffered and resold on an ongoing basis after their initial sale in remarketing or other resale transactions by the registrant or affiliates of the registrant.
(3)	An indeterminate number of securities of each class identified above may be sold by selling securityholders from time to time at indeterminate prices pursuant to this registration statement, which includes, but is not limited to (i) common shares of Tower that were issued and outstanding prior to the consummation of its business combination with Tower Group, Inc. (“TGI”) and (ii) common shares of Tower that are issuable upon the conversion, if applicable, of TGI’s 5.00% Convertible Senior Notes due 2014. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities.
(4)	Includes debt securities issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for debt securities, including upon the exercise of warrants or delivery upon settlement of purchase contracts.
(5)	Includes common shares issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for common shares, including upon the exercise of warrants or delivery upon settlement of purchase contracts.
(6)	Includes preferred shares issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, common or preferred shares registered hereby, upon the exercise of warrants or delivery upon settlement of purchase contracts.
(7)	Includes depositary shares evidenced by depositary receipts issuable in the event that Tower elects to offer fractional interests in debt securities or common or preferred shares registered hereby, upon the exercise of warrants or delivery upon settlement of purchase contracts.
(8)	Warrants may represent rights to purchase debt securities, common shares, preferred shares or other securities registered hereunder. Warrants may be sold separately or with debt securities, common shares, preferred shares or other securities registered hereunder.
(9)	Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms convertible into or exchangeable for purchase contracts. Each purchase contract obligates Tower to sell, and the holder thereof to purchase, an indeterminate number of debt securities, common shares, preferred shares or other securities registered hereunder.
(10)	Includes units issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms convertible into of exchangeable for units, including upon the exercise of warrants or delivery upon settlement of purchase contracts. Each unit may consist of a combination of any one or more of the securities being registered hereby or debt obligations of third parties, including U.S. Treasury securities.

This registration statement contains a prospectus relating to both the offering of newly issued securities and remarketing or other resale transactions that occur on an ongoing basis in securities that have been previously issued.

PROSPECTUS

Debt Securities

Common Shares

Preferred Shares

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus contains a general description of the securities that we may offer for sale from time to time. We will provide more specific terms of these securities in supplements to this prospectus.

This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus.

We may offer and sell these securities, or any combination of these securities, from time to time, to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis, at prices and on other terms to be determined at the time of offering.

Selling securityholders may use this prospectus in connection with their respective resales of securities registered hereunder from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Information about the selling shareholders will be included in the applicable prospectus supplement.

Our common shares are listed on The NASDAQ Global Select Market under the symbol “TWGP.” Any common shares sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Select Market subject to official notice of issuance. We may elect to list any of the other securities on any exchange, but are not obligated to do so, and, unless stated otherwise in the applicable prospectus supplement, such other securities will not be listed on any securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information.”

Neither the Securities and Exchange Commission nor any state securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus and the applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Tower Group International, Ltd., or any of its affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

The date of this prospectus is March 28, 2013

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933 (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, from time to time, we or the selling securityholders may sell any combination of the securities described in this prospectus in one or more offerings. We have provided to you in this prospectus a general description of the securities we or the selling securityholders may offer and the general manner in which the securities can be offered. Each time we or the selling securityholders sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material.” A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). We may also add, update or change in the prospectus supplement or such other offering material any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the applicable prospectus supplement or other offering material, you should rely on the information in the prospectus supplement or other offering material; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in any prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. We or the selling securityholders are not offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the selling securityholders may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the selling securityholders directly or through dealers or agents designated from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

In this prospectus, references to “Tower,” “we,” “us” or “our” refer to Tower Group International, Ltd., and not to any of its subsidiaries, unless we state otherwise or the context suggests otherwise.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$”.

ABOUT TOWER GROUP INTERNATIONAL, LTD.

Overview

Through our insurance subsidiaries, we offer a broad range of commercial, specialty and personal property and casualty insurance products and services to businesses in various industries and to individuals throughout the United States. We provide these products on both an admitted and an excess and surplus, or E&S, lines basis. In addition, through our Bermuda reinsurer Tower Reinsurance, Ltd., we provide property and casualty reinsurance to Lloyd’s of London syndicates and other cedents, including through a quota share reinsurance arrangement with Lloyd’s of London Syndicate 4444.

Recent Developments

On March 13, 2013, we and Tower Group, Inc. (“TGI”) consummated the merger contemplated by the Agreement and Plan of Merger that we entered into with TGI and certain other parties on July 30, 2012, as amended (such merger, the “merger” and, such agreement as amended, the “merger agreement”). In connection with the merger, we were re-named Tower Group International, Ltd. and became the ultimate parent company of TGI, with TGI becoming our indirect wholly owned subsidiary. In the merger, among other things, all outstanding shares of TGI common stock were cancelled and automatically converted into the right to receive 1.1330 of our common shares. Immediately after giving effect to the issuance of our common shares to the former TGI stockholders in the merger, approximately 58,447,239 of our common shares were outstanding, of which approximately 76% were held by the former TGI stockholders. The remaining 24% of our common shares outstanding immediately after giving effect to the merger were held by persons and entities who acquired our common shares prior to the merger, each of which acquired such shares directly from Canopius Group Limited in a private placement transaction. Our common shares trade on the same exchange, The NASDAQ Global Select Market, and under the trading symbol, “TWGP,” that the shares of TGI common stock traded on and under prior to the merger.

TGI is deemed to be the acquiring company for accounting purposes and the merger is being accounted for as a reverse acquisition under the acquisition method of accounting for business combinations. As a result, the historical financial statements of TGI became our historical financial statements. We are also considered to be the successor to TGI for certain purposes under both the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and certain of TGI’s historical reports filed under the Exchange Act are incorporated by reference in this prospectus. Prior to the merger, we were known as Canopius Holdings Bermuda Limited (“Canopius Bermuda”). The historical financial statements for Canopius Bermuda as of December 31, 2012 and 2011 and for the three years ended December 31, 2012, 2011 and 2010 and unaudited pro forma condensed financial information as of December 31, 2012 giving effect to the merger, are incorporated by reference in this prospectus from TGI’s Current Report on Form 8-K filed with the SEC on March 28, 2013. See “Where You Can Find More Information.” More information about the historical business of Canopius Bermuda and the restructuring of Canopius Bermuda prior to the merger can be found in TGI’s definitive proxy statement on Schedule 14A filed with the SEC on January 31, 2013 (the “Merger Registration Statement”).

Corporate Information

We are an exempted company formed under the laws of Bermuda in 2007. In connection with the merger, we were re-named Tower Group International, Ltd. and became the indirect parent company of and successor to TGI. Our principal executive offices are located at Crown House, 4 Par-la-Ville Road, Hamilton HM 08, Bermuda. Our telephone number is (441) 279-6611. Our website address is www.twrgrp.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus or any prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we or TGI have filed with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we or TGI filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following information or documents that we and TGI have filed with the SEC (Commission File No. 000-50990):

•	TGI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 4, 2013, as amended by Amendment No. 1 on March 13, 2013;

•

the information specifically incorporated by reference into TGI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 from TGI’s definitive proxy statement on Schedule 14A, filed with the SEC on March 16, 2012;

•	the information under the section entitled “Risk Factors” in TGI’s definitive proxy statement on Schedule 14A, filed with the SEC on January 31, 2013;

•

our Current Report on Form 8-K filed with the SEC on March 28, 2013 (which includes audited consolidated financial statements of Canopius Bermuda as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010 and unaudited pro forma condensed consolidated financial information relating to the merger as of and for the year ended December 31, 2012); and

•

our Current Report on Form 8-K filed with the SEC on March 14, 2013 (which evidences the registration of our common shares under Section 12(b) of the Exchange Act and includes therein a description of our common shares).

•	our Current Reports on Form 8-K, filed with the SEC on March 15, 2013 and March 22, 2013.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (other than current reports or portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC by us or on behalf of TGI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the common shares made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document that we or TGI previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. Any such request may be made by writing or telephoning us at the following address or phone number:

Tower Group International, Ltd.

Attn: Investor Relations

120 Broadway, 31st Floor

New York, NY 10271

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include forward-looking statements both with respect to us specifically and the insurance sector in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” or variations of such words and similar statements of a future or forward-looking nature generally identify forward-looking statements for purposes of the federal securities laws or otherwise. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Tower and its subsidiaries. There can be no assurance that future developments affecting Tower and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to, those factors set forth in the most recent Annual Report on Form 10-K for us and TGI under the captions “Risk Factors,” “Business,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures About Market Risk,” all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and any prospectus supplement or any other offering material. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we project. Any forward-looking statements you read in this prospectus reflect our views as of the date of this prospectus with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

RISK FACTORS

Investing in our securities involves a high degree of risk. We urge you to carefully consider the risk factors described in the filings with the SEC that are incorporated by reference in this prospectus (including the risk factors described in the Merger Registration Statement and in TGI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on March 4, 2013, as amended by Amendment No. 1 on March 13, 2013) and, if applicable, in any prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities before making an investment decision. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS

Our historical ratios of earnings to fixed charges and preferred dividends for the periods indicated are set forth in the table below. The ratio of earnings to fixed charges is computed by dividing (1) income before income taxes, plus fixed charges by (2) interest expense, plus an estimate of interest included in rental expense related to operating leases. The following table sets forth our historical ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for the periods indicated.

	For the Year Ended December 31,
	2012		2011	2010	2009	2008
Ratio of Earnings to Fixed Charges(1)	(0.5x	)	3.5x	6.5x	7.8x	9.1x

(1)	Pursuant to the terms and subject to the restrictions set forth in our amended and restated bye-laws, our Board of Directors by resolution may establish one or more series of preferred shares; however, there are currently no preferred shares outstanding and we do not have a preferred share dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred share dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from any sale or resale of the securities described in this prospectus. The net proceeds from any sale of our securities by us under this prospectus will be used for (i) general corporate purposes, including but not limited to working capital and capital expenditures, or (ii) any other purpose specified in the applicable prospectus supplement. We will not receive any of the proceeds from the sale of our securities by any selling securityholder.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus and the indentures. You should keep in mind, however, that it is the indentures, and not this summary, which will define your rights as a debtholder. There may be other provisions in the indentures which will also be important to you. You should read the indentures for a full description of the terms of the debt. The forms of the Senior Indenture and Subordinated Indenture for the debt securities that may be offered under this prospectus are filed as exhibits to the registration statement of which this prospectus is a part. While the terms we have summarized below generally will apply to any debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be issued from time to time in one or more series. We will issue the senior debt securities under a Senior Indenture, to be entered into between Tower and a financial institution specified therein, as trustee, as the same may be supplemented by one or more supplemental indentures, from time to time. We will issue the subordinated debt securities under a separate Subordinated Indenture, to be entered into between Tower and a financial institution specified therein, as trustee, as the same may be supplemented by one or more supplemental indentures, from time to time. The Senior Indenture and the Subordinated Indenture are sometimes referred to herein collectively as the “indentures.” The trustees under the Senior Indenture and under the Subordinated Indenture are referred to herein as the “indenture trustees.”

The following summaries of material provisions of the debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that will contain the terms of the respective debt securities.

In addition, as described under “Description of Depositary Shares,” we will have the option to offer depositary shares evidenced by depositary receipts, each representing a fractional interest in debt securities and deposited with a depositary. The fractional interest in the debt securities that each depositary share represents will be stated in the prospectus supplement relating to any debt securities offered through depositary shares.

General

The indentures will provide that we may issue debt securities in separate series from time to time in an unlimited amount. We will have the option to specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms and provisions that are not inconsistent with the applicable indenture, including our determination as to maturity, principal and interest. Unless otherwise indicated in a prospectus supplement, the senior debt securities will be our unsecured obligations and will rank on parity with all other unsecured and unsubordinated indebtedness. The subordinated debt securities will be our unsecured obligations, subordinated in right of payment to the prior payment in full of all our senior debt as described in the applicable prospectus supplement.

Our assets consist primarily of the common shares of our subsidiaries, and we conduct no substantial business or operations of our own. We derive substantially all of our income from our operating subsidiaries. Accordingly, our cash flows and consequent ability to service our obligations, including with respect to our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us.

Except to the extent we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities and any distribution of assets of any of our subsidiaries upon liquidation or reorganization effectively will be subordinated to the debt and preferred shares of the subsidiaries because, as the common shareholder of those subsidiaries, we will be subject to the prior claims of their creditors. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security.

We will prepare a prospectus supplement for each series of debt securities that we issue. Each prospectus supplement will set forth the applicable terms of the debt securities to which it relates. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•

the person to whom any interest on any of the debt securities will be payable, if other than the person in whose name that debt security is registered at the close of business on the record date for such interest payment;

•	the dates on which the principal of any of the debt securities will be payable;

•

the rates at which the debt securities will bear interest, the dates from which any interest will accrue, the interest payment dates on which any interest will be payable and the record date for any such interest payable;

•	the places where the principal, interest and premium on any of such debt securities will be payable;

•	the definition of business day;

•

the periods within which, the prices at which and the terms on which any debt securities may be redeemed at our option and, if other than by a resolution by our Board of Directors, the manner in which any election by us to redeem the debt securities will be evidenced;

•

any obligation we have to redeem or purchase any of the debt securities out of any sinking fund or, at the option of the holder, the periods within which, the prices at which and terms on which any of the debt securities will be redeemed or purchased;

•	the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if the amount of principal, interest or premium on any of the debt securities may be determined with reference to an index or by a formula, the manner in which such amounts will be determined;

•	if other than the currency of the United States, the currency, currencies or currency units in which the principal, interest or premium on any of the debt securities will be payable;

•

if the principal, interest or premium on any of the debt securities is to be payable, at our election or the election of the holder, in one or more currencies other than those in which the debt securities are stated to be payable, the currencies in which payment of the principal, interest and premium on the debt securities as to which such election is made will be payable, the periods within which and the terms upon which such election is to be made and the amount so payable;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration of the maturity thereof;

•

if the principal amount payable at the stated maturity of any of the debt securities is not determinable upon original issuance, the amount which will be deemed to be the principal amount of the debt securities for any other purpose thereunder or under the applicable indenture including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date (or, in any such case, any manner in which such principal amount is to be determined);

•

any trustee (other than the trustee initially named in the applicable indenture), depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	if applicable, the extent to which the debt securities are defeasible, that is, capable of being made void;

•	whether any of the debt securities will be issuable in the form of global securities;

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash;

•

any addition to or change in the events of default applicable to any of the debt securities and any change in the right of an indenture trustee or the holders to declare the principal amount of any debt securities due and payable;

•

any addition to or change in the covenants described under “Certain Covenants with Respect to Senior Debt Securities” and “Certain Covenants with Respect to Subordinated Debt Securities” applicable to any of such debt securities; and

•

any other terms of the debt securities not inconsistent with the provisions of the applicable indenture but which may modify or delete any provision of the indenture insofar as it applies to such series; provided that no term of any indenture may be modified or deleted if imposed under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and that any modification or deletion of the rights, duties or immunities of the applicable indenture trustee shall have been consented to in writing by the indenture trustee.

Debt securities that we may offer under this prospectus and the indentures, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount or which are denominated in a currency or currency unit other than United States dollars will be described in the applicable prospectus supplement. Any special considerations pertaining to the sale of securities to employee benefit plans subject to ERISA will also be described in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities of a series will be issued as registered securities, unless a supplemental indenture, as described in the applicable prospectus supplement, provides that debt securities of a series may be issued as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities may be issuable in the form of global debt securities, as described below under “Global Securities.”

Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If the supplemental indenture permits debt securities of any series to be issuable as both registered securities and as bearer securities, then at the option of the holder and subject to the terms of the applicable indenture, bearer securities of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Unless otherwise indicated in the applicable prospectus supplement, any bearer security surrendered in exchange for a registered security between a record date or a special record date for defaulted interest and the relevant date for payment of interest will be surrendered without the coupon relating to such date for payment of interest and interest represented by that coupon will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Bearer securities will not be issued in exchange for registered securities.

No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The security registrar and transfer agent(s) designated by us with respect to any applicable series of debt securities will be named in the applicable prospectus supplement.

We will have the option at any time to designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of a particular series.

In the event that we redeem in part debt securities of any series, we will not be required to:

•

issue, register the transfer of or exchange any debt security of that series, or of that series and specified terms, as the case may be, during a period beginning at the opening of business 15 business days before the day of mailing of a notice of redemption of any such debt security selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part.

Global Securities

The debt securities of any series may be represented by global securities which will have an aggregate principal amount equal to that of the debt securities they represent. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. Each global security will bear a legend regarding the restrictions on exchanges and registration of transfer as may be provided by the indentures. The depositary shall at all times be a clearing agency registered under the Securities Exchange Act of 1934, as amended.

No global security will be exchangeable for debt securities registered, and no transfer of a global security will be able to be registered, in the name of any person other than the depositary for such global security unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture;

•	there shall have occurred and be continuing an event of default with respect to the debt securities represented by such global security; or

•	there shall exist such circumstances as may be described in the applicable prospectus supplement.

All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. The laws of some jurisdictions require that certain purchasers of debt securities take physical delivery of such debt securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, will be considered the sole owner and holder of such global security and the debt securities represented by it. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities represented thereby registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities represented thereby for any purpose under the debt securities or the applicable indenture. All payments of principal, interest and premium on a global security will be made to the depositary or its nominee, as its holder.

Ownership of beneficial interests in a global security will be limited to participants or to persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant. Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of Tower, any indenture trustee or any of their respective agents will have any responsibility or liability for any aspect of the depositary or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to such beneficial ownership interests.

Payment And Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security is registered at the close of business on the record date for such interest, except in the case of defaulted interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us and located in the Borough of Manhattan, The City of New York will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will have the option at any time to designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Conversion or Exchange

Debt securities may be convertible into or exchangeable for our common shares or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will describe the manner in which our common shares or other securities you would receive would be converted or exchanged.

Subordination of Subordinated Debt Securities

Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subordinated debt securities.

Our subordinated debt securities will be subordinated in right of payment in full to all of our “senior indebtedness.” The Subordinated Indenture will define “senior indebtedness” as

•

the principal, interest and premium in respect of our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us, except for any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities;

•	all of our capital lease obligations, except for any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities;

•

all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), except for any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities;

•

all of our obligations for the reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction, except for any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities;

•

all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise, except for any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities; and

•

all obligations of the types referred to above of other persons secured by any lien on any of our property or assets whether or not such obligation is assumed by us, except for any such indebtedness that is by its terms subordinated to or ranks equal with the subordinated debt securities.

Each prospectus supplement for a series of subordinated debt securities will indicate the aggregate amount of our senior indebtedness outstanding at that time and any limitation on the issuance of additional senior indebtedness.

In the event and during the continuation of any default by us in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, or in the event that the maturity of any of our senior indebtedness has been accelerated because of a default, then, in either case, we will not be permitted to make any payment with respect to the principal (including redemption and sinking fund payments) of, or premium, if any, or interest on our subordinated debt securities.

Upon any payment by Tower or distribution of assets of Tower of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of Tower, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all of our senior indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by us on account of the principal (and premium, if any) or interest on our subordinated debt securities.

If any subordinated debt security is declared due and payable before the required date or upon a payment or distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, we are required to pay all principal, premium, interest or other payments to holders of senior indebtedness before any holders of subordinated debt are paid. In addition, if any amounts previously were paid to the holders of subordinated debt or the trustee of the Subordinated Indenture, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of our subordinated debt securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until our subordinated debt securities are paid in full. For purposes of this subrogation, the subordinated debt securities will be subrogated equally and ratably with all our other indebtedness that by its terms ranks on a parity with our subordinated debt securities and is entitled to like rights of subrogation.

The prospectus supplement may further describe the provisions applicable to the subordination of the subordinated debt securities of a particular series.

Certain Covenants With Respect To Senior Debt Securities

Limitation on Liens. The Senior Indenture will prohibit us and our subsidiaries from directly or indirectly creating, assuming, incurring or permitting to exist any indebtedness secured by any lien on the capital shares of one or more subsidiaries designated in any applicable prospectus supplement (each, a “Designated Subsidiary”), unless the senior debt securities are secured equally and ratably with such indebtedness for at least the time period such indebtedness is so secured.

“Indebtedness” will be defined in the Senior Indenture as the principal, premium and interest due on indebtedness of a person, whether outstanding on the date of such indenture or thereafter created, incurred or assumed, which is indebtedness for borrowed money, and any amendments, renewals, extensions, modifications and refundings of any such indebtedness. For purposes of this definition, “indebtedness for borrowed money” will mean:

•	any obligation of, or any obligation guaranteed by, such person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments;

•

any obligation of, or any obligation guaranteed by, such person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses, provided, however, that the deferred purchase price of any property, assets or business shall not be considered indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created; and

•

any obligations of such person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such person is a party.

For purposes of this covenant only, indebtedness will also include any obligation of, or any obligation guaranteed by, any person for the payment of amounts due under a swap agreement or similar instrument or agreement, or under a foreign currency hedge exchange or similar instrument or agreement.

Limitations on Disposition of Shares of Designated Subsidiaries. Subject to limited exceptions, the Senior Indenture will provide that as long as any senior debt securities are outstanding, we will not issue, sell, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital shares of any Designated Subsidiary, other than preferred shares having no voting rights of any kind, and that we will not permit any Designated Subsidiary to issue any shares of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital shares of such Designated Subsidiary, other than preferred shares having no voting rights of any kind, if, after giving effect to any such transaction and the issuances of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of any Designated Subsidiary, other than preferred shares having no voting rights of any kind. The Senior Indenture also will require that any such issuance, sale, transfer or other disposition by any Designated Subsidiary must be made for at least a fair market value consideration, as determined by our Board of Directors in good faith, and that the foregoing shall not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority

Certain Covenants with Respect to Subordinated Debt Securities

If subordinated debt securities are issued to a trust in connection with the issuance of trust securities and there has occurred an event of default under the applicable declaration of trust, we are in default with respect to our payment of any obligations under the related preferred securities guarantee or common securities guarantee or we have given notice of our election to defer payments of interest on subordinated debt securities by extending the interest payment period as provided in the Subordinated Indenture, then we shall not:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to any of our capital shares;

•	make any guarantee payments with respect to our capital shares; or

•	make any payment of principal, interest, or premium on or repay, repurchase or redeem any debt securities (including guarantees) that rank equal with or junior to such subordinated debt securities.

However, in such circumstances, we may:

•	declare and pay dividends on, or make distributions with respect to, our capital shares payable in our common shares;

•	redeem or repurchase any rights, declare a dividend of any rights or issue any security under any rights plan then in effect;

•	purchase or acquire our common shares in order to satisfy our obligations under any employee benefit plan;

•	carry out any reclassification of our capital shares or the exchange or conversion of one class or series of our capital shares for another class or series of our capital shares; and

•	purchase fractional interests in shares of our capital shares pursuant to the conversion or exchange provisions of such capital shares or the security being converted or exchanged.

Consolidation, Merger and Sale of Assets

Without the consent of the holders of any of the outstanding debt securities under the indentures, we will be permitted to consolidate or amalgamate with or merge into, or convey, transfer or lease our properties and assets to any person and may permit any person to consolidate or amalgamate with or merge into us. However, in such event, any successor person must be a corporation, partnership, or trust organized and validly existing under the laws of any domestic jurisdiction and must assume our obligations on the debt securities and under the applicable indenture. We will agree that after giving effect to the transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default will have occurred and be continuing and that certain other conditions will be met; provided such provisions will not be applicable to the direct or indirect transfer of the shares, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

Except as provided in this prospectus or as may otherwise be provided in the accompanying prospectus supplement, there will be no “event risks” or similar provisions of the indentures or the debt securities that will be intended to afford protection to holders in the event of a merger or other significant corporate event involving us or our subsidiaries.

Outstanding Debt Securities

“Outstanding,” when used with respect to debt securities, will mean, as of the date of determination, all debt securities authenticated and delivered under the applicable indenture, except:

•	debt securities canceled by the indenture trustee or delivered to the indenture trustee for cancellation;

•

debt securities for whose payment or redemption money in the necessary amount has been deposited with the indenture trustee or any paying agent (other than us) in trust or set aside and segregated in trust by us (if we shall act as our own paying agent) for the holders of such debt securities and, if such debt securities are to be redeemed, notice of such redemption has been given according to the applicable indenture or provisions satisfactory to the indenture trustee have been made;

•	debt securities as to which defeasance has been effected pursuant to the applicable indenture; and

•

debt securities which have been paid pursuant to the applicable indenture or in exchange for or in lieu of which other debt securities have been authenticated and delivered pursuant to the applicable indenture, other than any debt securities in respect of which there shall have been presented to the indenture trustee proof satisfactory to it that such debt securities are held by a bona fide purchaser in whose hands such debt securities are our valid obligations.

Each indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action under the applicable indenture:

•

the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the maturity to such date;

•

the principal amount of a debt security denominated in one or more foreign currencies which shall be deemed to be outstanding shall be the U.S. dollar equivalent, determined as of the date of original issuance of such debt security in the manner provided by the applicable indenture, of the principal amount of such debt security (or, in the case of an original issue discount security, of the amount determined as provided above);

•

if the principal amount payable at the stated maturity of any debt security is not determinable upon original issuance, the principal amount of such debt security that is deemed to be outstanding shall be the amount as specified by the applicable indenture; and

•

debt securities beneficially owned by us or any other obligor upon the debt securities or any of our affiliates or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the applicable indenture trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which a responsible officer of the indenture trustee knows to be so owned shall be so disregarded.

Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the applicable indenture trustee the pledgee’s right to act with respect to the debt securities and that the pledgee is not us or any other obligor upon the debt securities or any of our affiliates or of such other obligor.

Events of Default

The following will constitute events of default under the applicable indenture with respect to debt securities of any series:

•	we fail to pay the principal or premium on any debt security of that series when due;

•	we fail to pay any interest on any debt securities of that series when due, continued for 30 days;

•	we fail to deposit any sinking fund payment, when due, in respect of any debt security of that series;

•

we fail to perform any other covenant of ours in the applicable indenture, other than a covenant included in the applicable indenture solely for the benefit of a series other than that series, continued for 60 days after written notice has been given by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the applicable indenture; and

•	certain events in bankruptcy, insolvency or reorganization.

Each indenture will provide that if an event of default with respect to the debt securities of any series at the time outstanding occurs and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately. However, after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. For information as to waiver of defaults, see “Modification and Waiver.”

Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee in case an event of default shall occur and be continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to the indenture trustee reasonable indemnity. Subject to such provisions for the indemnification of the indenture trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to the debt securities of that series.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any remedy thereunder, unless:

•	such holder has previously given written notice to the indenture trustee of a continuing event of default with respect to the debt securities of that series;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made proper written request to the indenture trustee to institute proceedings in respect of such event of default in its own name as trustee under the applicable indenture;

•	such holder or holders have offered to the indenture trustee reasonable indemnity against costs, expenses and liabilities to be incurred in compliance with such request;

•	the indenture trustee has failed to institute such proceeding for 60 days after receipt of such notice, request or offer of indemnity; and

•

no direction inconsistent with such written request has been given to the indenture trustee during the 60-day period by the holders of a majority in principal amount of the outstanding debt securities of that series.

However, such limitations will not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal, interest or premium on such debt security on or after the due dates expressed in the debt security.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

Annually, we will be required to furnish to each indenture trustee a statement by certain of our officers as to whether we are in default in the performance or observance of any of the terms of the applicable indenture and, if so, specifying all such known defaults.

Modification and Waiver

We and the applicable indenture trustee will have the ability, without the consent of the holders of the debt securities, to amend, waive or supplement the applicable indenture for specified purposes, including to:

•	cure any ambiguity, defect or inconsistency in an indenture, provided that the cure or correction does not adversely affect the holders of such debt securities;

•	secure any debt securities;

•	add covenants or any additional events of default for the protection of the holders of debt securities;

•	add provisions to permit or facilitate the issuance of bearer securities (with or without coupons attached);

•	establish the forms or terms of debt securities of any series;

•	evidence the assumption by a successor corporation of our obligations;

•	evidence and provide for the acceptance of appointment by a successor trustee; or

•	conform any provision in an indenture to the requirements of the Trust Indenture Act.

Each of the indentures will provide that we and the applicable indenture trustee may modify and amend the applicable indenture with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby, including to:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security except to the extent provided in a prospectus supplement;

•	reduce the principal amount of or any premium or interest on any debt security;

•	reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity;

•	change the currency of payment of principal, interest or premium on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the applicable indenture;

•

reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults; or

•	modify provisions with respect to modification and waivers.

The holders of a majority in principal amount of the outstanding debt securities of any series will have the ability to waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of a majority in principal amount of the outstanding debt securities of any series will have the ability to waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the applicable indenture that cannot be amended without the consent of the holder of each outstanding debt security of such series affected.

We will be entitled, except in certain limited circumstances, to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by the applicable indenture. To be effective, any such action for which we have set a record date must be taken by holders of the requisite principal amount of debt securities of the relevant series outstanding on such record date within 180 days after the record date, or within such shorter period as we may specify.

Defeasance and Covenant Defeasance

We will have the option to elect to have the provisions relating to defeasance and discharge of indebtedness, or the provisions relating to defeasance of certain covenants in the indentures, apply to the debt securities of any series, or to any specified part of a series.

Defeasance and Discharge. Each indenture will provide that we may elect to be discharged from obligations with respect to any particular debt securities. Such discharge will take effect when we deposit in trust for the benefit of the holders of such debt securities money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. However, such discharge will not apply to our obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys in trust. Such defeasance or discharge may occur only if, among other things, we will have delivered to the indenture trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants. Each indenture will provide that we may elect to defease certain covenants with respect to any particular debt securities. Such defeasance will take effect when we deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal, interest and premium on such debt securities in accordance with their terms. Such defeasance may occur only if, among other things, we will have delivered to the indenture trustee an opinion of counsel stating that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust will be sufficient to pay amounts due on such debt securities at the time of their stated maturities but may not be sufficient to pay amounts due on the debt securities upon any acceleration resulting from such event of default. In such case, we will remain liable for such payments.

Notices

Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register.

Title

Tower, the applicable indenture trustee and any agent of Tower or the applicable indenture trustee will be entitled to treat the person in whose name a debt security is registered as the absolute owner for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock is a summary and is based on the provisions of our amended and restated bye-laws (our “bye-laws”) and the applicable provisions of the Bermuda Companies Act of 1981 (the “Companies Act”). This information is qualified entirely by reference to the applicable provisions of our memorandum of association, our bye-laws and the Companies Act. For information on how to obtain copies of our memorandum of association and bye-laws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Common Shares

We are authorized to issue up to an aggregate of 150 million common shares, par value $0.01 per share (the “common shares”). As of March 25, 2013, there were 57,432,150 of our common shares issued and outstanding. Our common shares have no preemptive rights or other rights to subscribe for additional common shares, and no rights of redemption, conversion or exchange. In the event of dissolution or winding-up, the holders of our common shares are entitled to share equally in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. Holders of our common shares are entitled to receive dividends as may be lawfully declared from time to time by our Board of Directors. The rights, preferences and privileges of holders of our common shares are subject to the terms of any series of preferred shares which we may issue in the future.

Preferred Shares

Pursuant to the terms and subject to any restrictions set forth in our bye-laws, our Board of Directors by resolution may establish one or more series of preferred shares having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by our Board. As of March 25, 2013, we had no preferred shares outstanding.

Issuance of Shares

In accordance with our bye-laws, our Board of Directors will have the power to issue any of our unissued shares. Our Board of Directors will establish from time to time the number of shares to be included in each such class or series, and to fix the designation, powers, preferences, redemption provisions, restrictions and rights to such class or series and the qualifications, limitations or restrictions thereof.

Dividends

Except as otherwise set forth in the applicable prospectus supplement, our shareholders will be entitled to receive dividends, if any, at such rate established by the Board of Directors in accordance with our bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates, when and as declared by our Board of Directors and subject to Bermuda law and regulations, and subject to the rights of any preferred shares.

The Board has the right to deduct from the dividends or distributions payable to any shareholder all monies due from such shareholder to Tower on account of calls or otherwise. No dividend or distribution will bear interest against Tower.

Our ability to pay dividends will depend, in part, on the ability of its subsidiaries to pay dividends to us. Under Bermuda law, we may declare and pay dividends from time to time unless there are reasonable grounds for believing that we are or will be, after the declaration or payment, unable to pay our liabilities as they become due or that the realizable value of our assets will thereby be less than our liabilities. In addition, our insurance and reinsurance subsidiaries will be subject to significant regulatory restrictions imposed by their respective states of domicile limiting their ability to declare and pay dividends to us.

Right to Call Special General Meeting

Under Bermuda law, a special general meeting of shareholders may be convened by the Board of Directors and must be called upon the request of shareholders holding not less than one-tenth of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting.

Under our bye-laws, not less than 10 days notice nor more than 60 days’ notice of a meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. Under our bye-laws a special general meeting of the shareholders may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer, the President or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Special general meetings may be held at such time and date as shall be stated in the notice of meeting.

Shareholder Action by Written Consent

Subject to our bye-laws, Bermuda law permits action by written consent of shareholders and, with the exception of a resolution to remove an auditor or director before the expiration of his or her term of office under Section 93 of the Companies Act, the resolutions contained therein are passed when the written consent is signed by shareholders representing the required number of votes as would be required if the resolution had been voted on at a meeting of the shareholders. Under our bye-laws, with the exception of a resolution to remove an auditor or director before the expiration of his or her term of office, anything that may be done by resolution of the company in a general meeting or by resolution of a meeting of any class of shareholders, may, without a meeting and without any previous notice, be done by resolution in writing signed by, or, on behalf of, all shareholders who, at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

Notice of Shareholder Proposals and Nomination of Director Candidates by Shareholders

Under Bermuda law, shareholders may, as set forth below, at their own expense (unless the company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement (of not more than 1000 words) in respect of any matter referred to in a proposed resolution or any business to be conducted at that general meeting. The number of shareholders necessary for such a request is either the number of shareholders representing not less than one-twentieth of the total voting rights of all the shareholders having at the date of the request a right to vote at the meeting to which the request relates or not less than 100 shareholders.

Under our bye-laws, nominations of persons to the Board of Directors and shareholder proposals, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice to the secretary of Tower.

To be “timely,” such shareholder’s notice must be delivered to the secretary of Tower not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting and in any event at least 45 days prior to the first anniversary of the date on which Tower first mailed its proxy materials for the prior year’s annual general meeting; provided, that, if no proxy materials were mailed by Tower in connection with the preceding year’s annual general meeting, or if the date of the annual general meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier 120 days prior to such annual general meeting and not later than the close of business on the later of the ninetieth day prior to such annual general meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event will the adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above.

Such notice must set forth (1) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and Rule 14a-11 thereunder, or any successor provisions, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (2) as to any other business that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of any beneficial owner on whose behalf the proposal is made; and (3) as to the shareholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on Tower’s register of members, and of such beneficial owner and (ii) the class and number of shares of Tower which are owned beneficially and of record by such beneficial owner and such shareholder.

Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder’s notice is delivered to the secretary of Tower not later than ten days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which a public announcement is first made of the date of the special general meeting and of the nominees proposed by the Board to be elected at such meeting.

Classification of Board of Directors

Under Bermuda law, the Companies Act does not contain statutory provisions specifically mandating staggered board arrangements for a company. Such provisions, however, may validly be provided for in the company’s bye-laws governing the affairs of such company.

Our bye-laws provide for a staggered board divided into three classes, as nearly equal in number as possible. Directors will serve for a period of three years.

Number of Directors

Under Bermuda law, the minimum number of directors on the Board of Directors of a company is one, although the minimum number of directors may be set higher and the maximum number of directors may also be determined in accordance with the bye-laws of the company. Subject to the bye-laws, the maximum number of directors is usually fixed by the shareholders in a general meeting.

Our bye-laws provide that the Board of Directors will consist of no fewer than five or more than thirteen directors, the exact number thereof to be determined from time to time by resolution duly adopted by the Board.

Tower’s Board of Directors consists of eight directors.

Removal of Directors

Under Bermuda law, subject to a company’s bye-laws, the shareholders of a company may, at a special general meeting called for that purpose, remove any director provided that the notice of the meeting is served on the director or directors concerned not less than 14 days before such meeting. Any director given notice of removal will be entitled to be heard at the special general meeting. A vacancy created by the removal of a director at a special general meeting may be filled at that meeting by the election of another director in his or her place or in the absence of any such election by the other directors.

Our bye-laws provide that any director may be removed for cause by (1) an affirmative vote of shareholders holding a majority of the issued and outstanding shares entitled to vote at a special general meeting convened and properly held or conferring the right to vote on a resolution to remove a director or (2) by the affirmative vote of a majority of the entire Board then in office; provided, that the notice of any such meeting convened for the purpose of removing a director must contain a statement of the intention so to do and be served on such director not less than 14 days before the meeting and that at such meeting such director shall be entitled to be heard on the motion for such director’s removal.

Vacancies on the Board of Directors

Under Bermuda law, so long as a quorum of directors remains in office, unless the bye-laws of a company otherwise provide, any vacancy occurring in the Board of Directors may be filled by such directors as remain in office. If no quorum of directors remains, the vacancy will be filled by a general meeting of shareholders.

Under our bye-laws, subject to the rights of the holders, if any, of preferred shares of Tower to elect additional directors under specified circumstances, the Board of Directors by a majority vote has the power at any time to appoint any person as a director to fill a vacancy on the Board of Directors occurring for any reason. A director so appointed shall hold office for the balance of the term of such vacant Board position, or until such director’s successor is elected or appointed or such director’s office is otherwise vacated, provided, that any director elected to fill a newly created directorship shall be of the class specified by the Board at the time the newly created directorship was created. Under our bye-laws, the Board of Directors may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by our bye-laws as the quorum necessary for the transaction of business at meetings of the Board of Directors, the continuing directors or director may act for the purpose of (1) summoning a general meeting of Tower or circulating a proposed written resolution of shareholders or (2) preserving the assets of Tower

Duties of Directors and Director Liability

Our bye-laws provide that its business is to be managed and conducted by the Board of Directors. Under Bermuda law, directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

•	In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

Section 281 of the Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any director or officer, if it appears to a court that such director or officer has acted honestly and reasonably, and that, after considering all the circumstances of the case, including those connected with such director’s or officer’s appointment, such director or officer ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him or her, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such directors or officers.

Interested Directors

Bermuda law provides that, if a director has an interest in a material contract or proposed material contract with the company or any of its subsidiaries or has a material interest in any person that is a party to such a contract, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors.

Our bye-laws provide that, after a director has made such a declaration of interest, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting.

Voting Rights and Quorum Requirements

Under Bermuda law, the voting rights of shareholders are regulated by the company’s bye-laws and, in certain circumstances, by the Companies Act. At any general meeting of Tower two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued and outstanding common shares throughout the meeting will form a quorum for the transaction of business. Generally, except as otherwise provided in Tower amended and restated bye-laws, or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast.

Any individual who is a Tower shareholder and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy. Each holder of common shares is entitled to one vote per common share held.

Indemnification of Officers, Directors and Employees

Bermuda law permits a company to indemnify its directors, officers and auditors with respect to any loss arising or liability attaching to such person by virtue of any rule of law concerning any negligence, default, breach of duty, or breach of trust of which the directors, officers or auditors may be guilty in relation to the company or any of its subsidiaries; provided, that the company may not indemnify a director, officer or auditor against any liability arising out of his or her fraud or dishonesty. Bermuda law also permits a company to indemnify its directors, officers and auditors against liability incurred by them in defending any civil or criminal proceedings in which judgment is given in their favor or in which they are acquitted, or when the court grants relief to them pursuant to Section 281 of the Companies Act. Bermuda law permits a company to advance moneys to directors, officers and auditors to defend civil or criminal proceedings against them on condition that these moneys are repaid if any allegation of fraud or dishonesty is proved.

Our bye-laws indemnify its directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to Tower other than in respect of his own fraud or dishonesty, which is the maximum extent of indemnification permitted under the Companies Act.

Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or on behalf of Tower, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of the director or officer.

Section 98A of the Companies Act permits companies to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust in his or her capacity as director or officer of the company, whether or not the company may otherwise indemnify such officer or director. Tower may purchase and maintain a directors’ and officers’ liability policy for such a purpose.

Amendment of Memorandum of Association

Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters a company’s business objects may require approval of the Bermuda Minister of Business Development and Tourism, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof or the holders of an aggregate of not less than 20% of the debentures entitled to object to amendments to the memorandum of association have the right to apply to the Bermuda courts for an annulment of any amendment to the memorandum of association adopted by shareholders at any general meeting. Upon such application, the alteration may only take effect when, and insofar as, it is confirmed by the Bermuda court. The Bermuda court may annul or confirm the amendment in question, either wholly or in part, and on such terms and conditions as it thinks fit. An application for an annulment of an amendment to the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No such application may be made by shareholders voting in favor of the amendment or those who have given the company a statement recognizing receipt of notice and consenting to the amendment in signed writing. Furthermore, no application may be made in respect of an amendment that alters or reduces a company’s share capital.

Amendment of Bye-laws

Consistent with Bermuda law, our bye-laws may only be amended by a resolution adopted by the Board of Directors including an affirmative vote of not less than a majority of the directors then in office and by a resolution of the shareholders including the affirmative vote of not less than a majority of the votes attaching to the shares in issue except in limited circumstances where the vote of at least 66 2/3% of the votes attaching to shares in issue is required.

Business Combination

A Bermuda company may not enter into certain business transactions with its significant shareholders or affiliates without obtaining prior approval from its Board of Directors and, in certain instances, its shareholders. Examples of such business transactions include mergers and asset sales.

Approval of Certain Transactions

The Companies Act is silent on whether a company’s shareholders are required to approve a sale, lease or exchange of all or substantially all of a company’s property and assets. Bermuda law does require, however, that shareholders approve certain forms of mergers and reconstructions.

Takeovers: If the acquiring party is a company it may compulsorily acquire all the shares of the target Bermuda company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or a class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period form the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

Amalgamations and mergers: Pursuant to Bermuda law, the amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by Tower’s Board of Directors and by its shareholders. Unless Tower’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be not less than two persons holding or representing more than one-third of the issued shares of Tower. The required vote of shareholders may be reduced by a company’s bye-laws. For purposes of approval of an amalgamation or merger, all shares, whether or not otherwise entitled to vote, carry the right to vote. A separate vote of a class of shares is required if the rights of such class would be altered by virtue of the amalgamation or merger. Any shareholder who does not vote in favor of the amalgamation or merger and who is not satisfied that he has been offered fair value for his shares may, within one month of receiving Tower’s notice of shareholder meeting to consider the amalgamation, apply to the court to appraise the fair value of his shares. If a merger or amalgamation proceeds prior to the appraisal and the amount paid to the dissenting shareholder is less than that appraised by the court the amalgamated or surviving company shall, within one month of such appraisal, pay to such shareholder the difference between the amount already paid is less than that appraised by the court. No appeal will lie from an appraisal by the court. The costs of any application to the court shall be in the discretion of the court.

Inspection of Books and Records; Shareholder Lists

Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include Tower’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association.

The register of members of a company is also open to inspection by shareholders without charge, and by members of the general public upon payment of a fee. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge.

The shareholders have the additional rights to inspect the minutes of general meetings and Tower’s audited financial statements, which must be presented to the annual general meeting. The Companies Act requires every company to maintain minutes of all its general meetings and to make them open for inspection for not less than two hours each day, subject to such reasonable restrictions as Tower may impose. Any shareholder is entitled to be furnished with a copy of such minutes within seven days of requesting in that behalf to Tower and on the payment of a reasonable charge.

Additionally, a shareholder may require Tower to send him or her a copy including all alterations of the memorandum and bye-laws of Tower, subject to the payment by the member of the cost thereof.

Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

Appraisal Rights/Dissenters’ Rights

Under Bermuda law, a dissenting shareholder of an amalgamating or merging company that does not believe it has been offered fair value for its shares may apply to the court to appraise the fair value of its shares. Where the court has appraised any such shares and the amalgamation or merger has been consummated prior to the appraisal then, within one month of the court appraising the value of the shares, if the amount paid to the dissenting shareholder for his shares is less than that appraised by the court the amalgamated or merged company shall pay to such shareholder the difference between the amount paid to such shareholder and the value appraised by the court.

Shareholder’s and Derivative Suits

The rights of shareholders under Bermuda law are generally not as extensive as the rights of shareholders in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda in most circumstances. Notwithstanding the foregoing, the Bermuda courts ordinarily would be expected to follow English case law as precedent, which would permit a shareholder to commence a derivative action in Tower’s name to remedy a wrong done to Tower where an act is alleged to be beyond its corporate power, is illegal or would result in the violation of its memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of Tower’s shareholders than actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the court, which may make such order as it sees fit, including an order regulating the conduct of Tower’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by Tower.

Preemptive Rights; Stock Designations

Under Bermuda law, no shareholder has a preemptive right to subscribe for additional issues of a company’s shares unless, and to the extent that, the right is expressly granted to the shareholder under the bye-laws of a company or under any contract between the shareholder and Tower.

Common Shares: Our bye-laws are silent with respect to preemptive rights for holders of our common shares.

Preferred Shares: Our bye-laws permit the Board of Directors to determine the powers, preferences and rights and qualifications, limitations or restrictions granted or imposed on any wholly-unissued series of preferred shares.

Required Purchase and Sale of Shares

Under Bermuda law, an acquiring party is generally able to acquire compulsorily the common shares of minority holders in the following ways:

•

By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of Tower and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders (excluding shares owned by the acquirer) present and voting at a court ordered meeting held to consider the scheme or arrangement. The scheme of arrangement must then be sanctioned by the court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme or arrangement;

•

If the acquiring party is a company it may compulsorily acquire all the shares of the target Bermuda company by acquiring, pursuant to a tender offer, 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders could be compelled to sell their shares unless the court (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise; or

•

Where one or more parties holds not less than 95% of the shares or a class of shares of a Bermuda company, such holder(s) may, pursuant to a notice given to the remaining shareholders or class of shareholders, acquire the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the court for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.

Liquidation, Dissolution or Winding Up

Except as otherwise set forth in the applicable prospectus supplement, in case of our voluntary or involuntary dissolution or winding up, the holders of each class or series of preference shares will be entitled to share equally and ratably in our surplus assets.

No Sinking Fund

Our common shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

Our common shares are duly and validly issued and fully-paid.

Stock Exchange Listing

Our common shares are listed on The NASDAQ Global Select Market under the symbol “TWGP.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is American Stock Transfer & Trust Company LLC. Its address is 6201 15th Avenue, Brooklyn, New York 11219. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEPOSITARY SHARES

The descriptions below and in any prospectus supplement of certain provisions of the deposit agreement and depositary receipts summarize the material terms of these documents. Because these summaries are not complete, you should refer to the form of deposit agreement and form of depositary receipts relating to each series of the securities.

General

We may, at our option, elect to offer fractional interests of debt securities, common shares or preferred shares. If we choose to do so, we will issue fractional interests in debt securities, or fractional shares of our common shares or preferred shares, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common shares or of a particular series of preferred shares, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the debt securities or common shares or preferred shares represented by depositary shares under a deposit agreement (which we refer to as a “deposit agreement”) between us and a bank or trust company selected by us. We will include the name and address of the depositary for any depositary shares in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, proportionately, to all the rights, preferences and privileges of the security represented by that depositary share, including, as the case may be, with respect to interest, dividend, voting, redemption, conversion, sinking fund, repayment at maturity, exchange, subscription and liquidation.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred shares, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a debt security, common shares or series of preferred shares represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common shares or preferred shares, as the case may be, payable in relation to the redeemed series of debt securities, common shares or preferred shares. Whenever we redeem debt securities, common shares or preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities, common shares or preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Shares or Preferred Shares

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common shares or preferred shares, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common shares or preferred shares represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common shares or preferred shares, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common shares or preferred shares, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common shares or preferred shares with respect to your fractional interests in the common shares or the preferred shares, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares thereunder have been redeemed;

•	if applicable, securities represented by depository shares have been converted into or exchanged for our common shares; or

•

there has been a complete repayment or redemption of the debt securities and a final distribution in respect of the common shares or preferred shares, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities, common shares or preferred shares, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities, common shares or preferred shares, as the case may be, by you and any repayment or redemption of the debt securities, common shares or preferred shares, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common shares or preferred shares, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or common shares or preferred shares for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which consist of warrants to purchase debt securities, common shares, preferred shares or other securities described in this prospectus, or any combination of those securities, in one or more series. Warrants may be offered independently or together with the underlying securities, and may be attached to or separate from the underlying securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the warrants under a warrant agreement which we will enter into with a warrant agent to be selected by us. We will file forms of the warrant agreements for each type of warrant may be offered under this prospectus as exhibits to the registration statement of which this prospectus is a part. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants;

•	the aggregate number of the debt warrants;

•	the price or prices at which the debt warrants will be issued;

•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants and the procedures and conditions relating to the exercise of the debt warrants;

•	if applicable, the number of warrants issued with a specified principal amount of debt securities or with other securities, including preferred shares or common shares;

•	the date, if any, on and after which such debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which such principal amount of debt securities may be purchased;

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	whether the debt securities purchasable upon exercise of such debt warrants are original issue discount debt securities, and discussion of applicable federal income tax considerations; and

•	any other material terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the debt warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants;

•	the offering price and the aggregate number of warrants offered;

•

the total number of shares that can be purchased if a holder of the warrants exercises them including, if applicable, any provisions for changes to or adjustments in the exercise price or in the securities or other property receivable upon exercise;

•	the designation and terms of any common shares or series of preferred shares with which the warrants are being offered;

•	the procedures and conditions relating to the exercise of warrants;

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security;

•	the date on and after which the holder of the warrants can transfer them separately from the related common shares or series of preferred shares;

•	the terms of any rights to redeem or call, or accelerate the expiration of, the warrants;

•	the date on which the right to exercise the warrants begins and the date on which that right expires;

•	federal income tax consequences of holding or exercising the warrants; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the warrants.

Warrants for the purchase of common shares, preferred shares or depositary shares will be in registered form only.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Until any warrants to purchase common shares, preferred shares or depositary shares are exercised, holders of the warrants will not have any rights of holders of the underlying common shares, preferred shares or depositary shares, including any rights to receive dividends or to exercise any voting rights, except to the extent set forth under “ — Warrant Adjustments” below.

Exercise of Warrants

Each holder of a warrant is entitled to purchase the principal amount of debt securities or other securities, including common shares, preferred shares or depositary shares at the exercise price described in the applicable prospectus supplement. After the close of business on the day when the right to exercise terminates (or a later date if we extend the time for exercise), unexercised warrants will become void.

A holder of warrants may exercise them by following the general procedure outlined below:

•	delivering to the warrant agent the payment required by the applicable prospectus supplement to purchase the underlying security;

•	properly completing and signing the reverse side of the warrant certificate representing the warrants; and

•	delivering the warrant certificate representing the warrants to the warrant agent.

If the holder complies with the procedures described above, such holder’s warrants will be considered to have been exercised when the warrant agent receives payment of the exercise price, subject to the transfer books for the securities issuable upon exercise of the warrant not being closed on such date. After the holder has completed those procedures and subject to the foregoing, we will, as soon as practicable, issue and deliver to such holder the debt securities, common shares or preferred shares that such holder purchased upon exercise. If a holder exercises fewer than all of the warrants represented by a warrant certificate, a new warrant certificate will be issued to such holder for the unexercised amount of warrants. Holders of warrants will be required to pay any tax or governmental charge that may be imposed in connection with transferring the underlying securities in connection with the exercise of the warrants.

Amendments and Supplements to the Warrant Agreements

We may amend or supplement a warrant agreement without the consent of the holders of the applicable warrants to cure ambiguities in the warrant agreement, to cure or correct a defective provision in the warrant agreement, or to provide for other matters under the warrant agreement that we and the warrant agent deem necessary or desirable, so long as, in each case, such amendments or supplements do not harm the interests of the holders of the warrants.

Warrant Adjustments

Unless the applicable prospectus supplement states otherwise, the exercise price of, and the number of securities covered by, a warrant will be adjusted proportionately if we subdivide or combine our common shares or preferred shares, as applicable. In addition, unless the prospectus supplement states otherwise, if we, without receiving payment therefor:

•

issue capital shares or other securities convertible into or exchangeable for common shares or preferred shares, or any rights to subscribe for, purchase or otherwise acquire any of the foregoing, as a dividend or distribution to holders of our common shares or preferred shares;

•

pay any cash to holders of our common shares or preferred shares other than a cash dividend paid out of our current or retained earnings or other than in accordance with the terms of the preferred shares;

•	issue any evidence of our indebtedness or rights to subscribe for or purchase our indebtedness to holders of our common shares or preferred shares; or

•

issue common shares or preferred shares or additional shares or other securities or property to holders of our common shares or preferred shares by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then the holders of warrants, as applicable, will be entitled to receive upon exercise of the warrants, in addition to the securities otherwise receivable upon exercise of the warrants and without paying any additional consideration, the amount of shares and other securities and property such holders would have been entitled to receive had they held the common shares, preferred shares or depositary shares, as applicable, issuable under the warrants on the dates on which holders of those securities received or became entitled to receive such additional shares and other securities and property.

Except as stated above, the exercise price and number of securities covered by a common shares warrant or preferred shares warrant, and the amounts of other securities or property to be received, if any, upon exercise of those warrants, will not be adjusted or provided for if we issue those securities or any securities convertible into or exchangeable for those securities, or securities carrying the right to purchase those securities or securities convertible into or exchangeable for those securities.

Holders of common shares warrants and preferred shares warrants may have additional rights under the following circumstances:

•	certain reclassifications, capital reorganizations or changes of the common shares or preferred shares, as applicable;

•	certain share exchanges, mergers, or similar transactions involving us and which result in changes of the common shares or preferred shares, as applicable; or

•	certain sales or dispositions to another entity of all or substantially all of our property and assets.

If one of the above transactions occurs and holders of our common shares, preferred shares or depositary shares are entitled to receive shares, securities or other property with respect to or in exchange for their securities, the holders of the common shares warrants or preferred shares warrants then outstanding, as applicable, will be entitled to receive upon exercise of their warrants the kind and amount of shares of shares and other securities or property that they would have received upon the applicable transaction if they had exercised their warrants immediately before the transaction.

DESCRIPTION OF PURCHASE CONTRACTS

The applicable prospectus supplement will describe the terms of any purchase contracts. The following description and any description of purchase contracts in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts that we will file as exhibits to the registration statement that contains this prospectus in connection with a public offering of purchase contracts.

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of our debt securities, common shares, preferred shares or other securities defined herein, as applicable, at a future date or dates. The price per applicable security, may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our securities, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts will be issued separately or as part of units;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts.

DESCRIPTION OF UNITS

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the applicable unit agreements and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file as exhibits to the registration statement that contains this prospectus in connection with a public offering of purchase contracts.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may offer and sell the securities from time to time as follows:

•	to or through underwriters, brokers or dealers for resale;

•	directly to purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

Under the current guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

In addition, we or any of our affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices.

The securities, including securities issued or to be issued by us or securities borrowed from third parties in connection with arrangements under which we agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices; or

•	on any other national securities exchange or quotation service on which our common shares may be listed or quoted at the time of sale.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire our securities to be issued on a delayed or contingent basis.

We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common shares. Any common shares sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Select Market, subject to official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so and, unless stated otherwise in the applicable prospectus supplement, such other securities will not be listed on any securities exchange. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus or the applicable prospectus supplement. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us, or be customers of ours, in the ordinary course of business.

Remarketing Transactions and Other Resales

We, or any of our affiliates may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us under agreements that may be entered into with us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

SELLING SECURITYHOLDERS

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal law and New York law with respect to the validity of the offered securities will be passed upon for us by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Additional legal matters may be passed on for any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL

SECURITIES LAWS

We are an exempted company formed under the laws of Bermuda, and certain of our officers and directors are or may in the future be residents outside the United States. All or a substantial portion of our assets or the assets of such non-resident persons may be located outside of the United States. As a result, it may not be possible to effect service of process within the United States upon such persons or us, or to enforce against such persons or us in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the federal securities laws of the United States. There is no treaty between Bermuda and the United States providing for the reciprocal enforcement of foreign judgments. We have been advised by counsel that there is doubt as to the enforceability in Bermuda, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States. Consequently, it may be difficult for investors to enforce against us, our directors or our officers in Bermuda judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

TOWER GROUP INTERNATIONAL, LTD.

Debt Securities

Common Shares

Preferred Shares

Depositary Shares

Warrants

Purchase Contracts

Units

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses Of Issuance And Distribution.

The following table sets forth the expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby.

SEC Registration Fee	$	*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Trustee Fees and Expenses		**
Rating Agency Fees and Expenses		**
Transfer Agent and Depositary Expenses		**
Printing Fees and Expenses		**
Fees and Expenses of Accountants		**

Miscellaneous Expenses		—

Total	$

*	Omitted because the registration fee is being deferred pursuant to Rules 456(b) and 457(r) under the Securities Act.
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Bye-law 44 of our bye-laws provide that: (a) the directors, officers, employees and agents of Tower and any of its subsidiaries, and their heirs, executors and administrators (each such person referred to as an “Indemnified Person”), shall be indemnified and secured harmless out of the assets of Tower from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain in or about the execution of their duty or in their respective offices, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Tower shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Tower shall be placed out on or invested, or for any other loss, misfortune or damage that may happen in the execution of their respective offices, or in relation thereto, provided, that, this indemnity shall not extend to any matter prohibited by the Companies Act; (b) expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by any director, officer or employee of Tower in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought shall be paid by Tower in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such person to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by Tower; provided, that if it is determined under our bye-laws that there is no reasonable basis to believe that such person is entitled to be indemnified by Tower, then no expense shall be advanced; and (c) the indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to hold the position for which such person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such person.

Bye-law 45 of our bye-laws provides that each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of Tower, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for Tower or any of its subsidiaries, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.

Section 98 of the Companies Act provides that a company may in its bye-laws or in any contract or arrangement between the company and any officer, or any person employed by the company as auditor, exempt such officer or person from, or indemnify him in respect of, any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the officer or person may be guilty in relation to the company or any subsidiary thereof except in the case of fraud or dishonesty.

We have entered into, and will enter into, agreements with our directors and executive officers providing for the indemnification of, and advancement of expenses to, such directors and executive officers to the fullest extent permitted under Bermuda law.

Item 16.	Exhibits And Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Description of Document

1.1+	Form of Underwriting Agreement relating to Debt Securities

1.2+	Form of Underwriting Agreement relating to Preferred Shares

1.3+	Form of Underwriting Agreement relating to Common Shares

1.4+	Form of Underwriting Agreement relating to Debt Warrants

1.5+	Form of Underwriting Agreement relating to Other Warrants

1.6+	Form of Underwriting Agreement relating to Purchase Contracts

1.7+	Form of Underwriting Agreement relating to Units

3.1+	Memorandum of Association of Tower Group International, Ltd. (incorporated by reference to Exhibit 3.1 in the Current Report on Form 8-K of Tower Group International, Ltd., filed with the Securities and Exchange Commission on March 14, 2013)

3.2+	Amended and Restated Bye-Laws of Tower Group International, Ltd. (incorporated by reference to Exhibit 3.2 in the Current Report on Form 8-K of Tower Group International, Ltd., filed with the Securities and Exchange Commission on March 14, 2013)

4.1+	Form of Indenture for Senior Debt Securities

4.2+	Form of Indenture for Subordinated Debt Securities

4.3+	Form of Debt Warrant Agreement (including the Form of Warrant Certificate)

4.4+	Form of Other Warrant Agreement (including the Form of Other Warrant Certificate)

4.5+	Form of Deposit Agreement (including the Form of Depositary Share Certificate) with respect to Depositary Shares

4.6+	Form of Depositary Receipt (included in Exhibit 4.5)

4.7+	Form of Share Purchase Contract Agreement (including the form of Security Certificate)

4.8+	Form of Unit Agreement (including form of Unit Certificate)

4.9+	Form of Pledge Agreement

4.10+	Form of Senior Debt Security (included in Exhibit 4.1)

4.11+	Form of Subordinated Debt Security (included in Exhibit 4.2)

5.1	Opinion of Conyers Dill & Pearman

12.1	Statement regarding computation of ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred dividends

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers, LLP

23.3	Consent of PricewaterhouseCoopers, Chartered Accountants

24.1	Powers of Attorney (included in signature pages hereto)

25.1+	Statement of Eligibility of the Indenture Trustee on Form T-1, as trustee for the Senior Debt Securities

25.2+	Statement of Eligibility of the Indenture Trustee on Form T-1, as trustee for the Subordinated Debt Securities

+	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with the offering of these securities.

Item 17.	Undertakings

The	undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post–effective amendment to this registration statement:

a.	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b.	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post–effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

c.	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a), (b) and (c) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post–effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

c.	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

d.	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Tower Group International, Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 28th day of March 2013.

TOWER GROUP INTERNATIONAL, LTD.

By:	/s/ Michael H. Lee
Name:	Michael H. Lee
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints ELLIOT S. OROL AND WILLIAM E. HITSELBERGER, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael H. Lee Michael H. Lee	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	March 28, 2013

/s/ William E. Hitselberger	Executive Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)	March 28, 2013
William E. Hitselberger

/s/ Charles A. Bryan	Director	March 28, 2013
Charles A. Bryan

/s/ William F. Fox Jr.	Director	March 28, 2013
William F. Fox Jr.

/s/ William A. Robbie	Director	March 28, 2013
William A. Robbie

/s/ Steven W. Schuster	Director	March 28, 2013
Steven W. Schuster

/s/ Robert S. Smith	Director	March 28, 2013
Robert S. Smith

/s/ Jan R. Van Gorder	Director	March 28, 2013
Jan R. Van Gorder

/s/ Austin P. Young III	Director	March 28, 2013
Austin P. Young III

Exhibit Number	Description of Document

1.1+	Form of Underwriting Agreement relating to Debt Securities

1.2+	Form of Underwriting Agreement relating to Preferred Shares

1.3+	Form of Underwriting Agreement relating to Common Shares

1.4+	Form of Underwriting Agreement relating to Debt Warrants

1.5+	Form of Underwriting Agreement relating to Other Warrants

1.6+	Form of Underwriting Agreement relating to Purchase Contracts

1.7+	Form of Underwriting Agreement relating to Units

3.1+	Memorandum of Association of Tower Group International, Ltd. (incorporated by reference to Exhibit 3.1 in the Current Report on Form 8-K of Tower Group International, Ltd., filed with the Securities and Exchange Commission on March 14, 2013)

3.2+	Amended and Restated Bye-Laws of Tower Group International, Ltd. (incorporated by reference to Exhibit 3.2 in the Current Report on Form 8-K of Tower Group International, Ltd., filed with the Securities and Exchange Commission on March 14, 2013)

4.1+	Form of Indenture for Senior Debt Securities

4.2+	Form of Indenture for Subordinated Debt Securities

4.3+	Form of Debt Warrant Agreement (including the Form of Warrant Certificate)

4.4+	Form of Other Warrant Agreement (including the Form of Other Warrant Certificate)

4.5+	Form of Deposit Agreement (including the Form of Depositary Share Certificate) with respect to Depositary Shares

4.6+	Form of Depositary Receipt (included in Exhibit 4.5)

4.7+	Form of Share Purchase Contract Agreement (including the form of Security Certificate)

4.8+	Form of Unit Agreement (including form of Unit Certificate)

4.9+	Form of Pledge Agreement

4.10+	Form of Senior Debt Security (included in Exhibit 4.1)

4.11+	Form of Subordinated Debt Security (included in Exhibit 4.2)

5.1	Opinion of Conyers Dill & Pearman

12.1	Statement regarding computation of ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred dividends

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers, LLP

23.3	Consent of PricewaterhouseCoopers, Chartered Accountants

24.1	Powers of Attorney (included in signature pages hereto)

25.1+	Statement of Eligibility of the Indenture Trustee on Form T-1, as trustee for the Senior Debt Securities

25.2+	Statement of Eligibility of the Indenture Trustee on Form T-1, as trustee for the Subordinated Debt Securities

+	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement in connection with the offering of these securities